UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 Clarendon Street, 51st Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 375-3006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

GECC Capitalization and Full Circle Merger

On November 3, 2016, Full Circle Capital Corporation merged (the “Merger”) with and into Great Elm Capital Corp., a Maryland corporation (“GECC”).  On November 1, 2016, GECC issued shares of its common stock to private investment funds (the “MAST Funds”) managed by MAST Capital Management, LLC (“MAST Capital”) pursuant to the previously filed Subscription Agreement, dated as of June 23, 2016 (the “Subscription Agreement”), by and among GECC, the registrant and the MAST Funds and the related transfer documents that were executed on September 27, 2016.  For financial reporting purposes, as a result of the settlement of the transactions contemplated by the Subscription Agreement on November 1, 2016, GECC was no longer a consolidated subsidiary of the registrant.  After the Merger and the completion of transactions contemplated by the Subscription Agreement, the registrant owned 1,966,667 shares of GECC common stock representing approximately 15 percent of the outstanding shares of GECC.  Peter A. Reed is Chief Executive Officer of GECC.

The registrant received registration rights from GECC with respect to the shares of GECC purchased by the registrant under the Subscription Agreement.  In the November 4, 2016 amended and restated registration rights agreement, the registrant agreed to hold, until November 4, 2016, the shares of GECC common stock issued to it under the Subscription Agreement. During this period, the registrant agreed not to hedge its investment in the shares of GECC common stock through forward sale of such shares, options or other derivative securities or by other means, but the registrant retained the right to pledge or grant a security interest in such GECC shares as collateral for the registrant’s indebtedness (if any).

GECM Agreements

On September 27, 2016, Great Elm Capital Management, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“GECM”), entered into an investment management agreement and an administration agreement with GECC.  Upon closing the Merger, GECM began to have the right to fees and reimbursement of costs under those agreements.  Mr. Reed is Chief Investment Officer of GECM.

On November 3, 2016, the registrant invested $80,001 to acquire 80.1 percent of the outstanding capital stock of GECC GP Corp., a Delaware corporation (“GP Corp”).  The remaining 19.9 percent of GP Corp is owned by MAST and employees of GECM. On November 3, 2016, GECM entered into a profit sharing agreement with GP Corp (the “Profit Sharing Agreement”) that provides that GECM will pay GECM’s net profit from serving as GECC’s investment manager to GP Corp.

On November 3, 2016, the registrant and GP Corp entered into an Asset Purchase Agreement with MAST Capital (the “Acquisition Agreement”).  Under the Acquisition Agreement, GECM was given the right to employ all of MAST Capital’s employees who will be performing many of the services GECM agreed to provide to GECC.  GECM negotiated employment terms with such employees, that included, among other things, the issuance of up to of 1,080,223 performance stock awards to GECM employees and the issuance of a warrant to purchase 54,733 shares of the registrant’s common stock subject to the same revenue criteria (the “Warrant”).  These performance stock awards will fully vest (a) if the employee provides continuous service for a five-year period and (b) GECM collects $40 million under the GECC investment management agreement in such five-year period.  Vesting would be pro-rated based on shorter service or partial achievement of the performance goal.  If a holder of such performance stock does not fully meet the continuous service requirement, the registrant agreed to allocate any such unvested performance stock among the then remaining GECM employees who were also employees or officers of GECM on November 3, 2016.

In connection with the Acquisition Agreement, GECM and MAST Capital entered into a cost sharing agreement, dated as of November 3, 2016 (the “Cost Sharing Agreement”).  Under the Cost Sharing Agreement, MAST Capital will reimburse GECM for the portion of GECM’s costs attributable to the GECM team continuing to provide services to investment vehicles managed by MAST Capital.

On November 3, 2016, GP Corp issued a promissory note in an aggregate principal amount of $10.8 million to MAST Capital (the “Note”).  The Note will mature 10 years following its original issue date.  The Note will be repayable, in whole or in part, by GECM at its option at par (plus accrued and unpaid interest) at any time and from time to time.  The Note will bear interest at 90-day LIBOR plus 3% until such time as the obligations under the Note have been repaid in full. GECM must make $250,000 annual principal payments on the note. The Note is collateralized by a security interest in the Profit Sharing Agreement and proceeds under that agreement. To the extent that GECM’s annual share of expenses under the Cost Sharing Agreement exceeds $1.43 million (which amount is subject to adjustment), GECM has the right to set-off against: first, all accrued and outstanding interest under the Note and second, the principal balance of the Note an amount equal to the incremental annual costs borne by GECM in excess of $1.43 million (which amount is subject to adjustment).

Funds managed by MAST Capital own an aggregate of 18.6% of the outstanding shares of the registrant’s common stock and Mr. Reed, a Partner of MAST Capital, is a member of the registrant’s board of directors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description of the Note above.

Item 3.02 Unregistered Sales of Equity Securities

The registrant issued the Warrant in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2016, Jess M. Ravich resigned from the registrant’s board of directors.  Mr. Ravich’s resignation was not the result of any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

On November 3, 2016, Jeffrey S. Serota was appointed to the registrant’s board of directors. Mr. Serota is 50 years old and is currently a Senior Advisor at Corbel Structured Equity Partners, an alternative lower middle market debt manager. Mr. Serota served as a Senior Partner and Senior Advisor at Ares Management LLC (“Ares”) from 1997-2013. While at Ares, Mr. Serota led investments in an array of security types and industries. Transaction structures included buyouts, recapitalizations, structured equity, minority interest, and distressed-for-control, among others. As part of his role as a Senior Partner at Ares, Mr. Serota acted as an Interim Chief Executive Officer for certain portfolio company investments of Ares, led fundraising efforts for private equity investment funds, participated in numerous private and public companies as a member of the board of directors, and assisted in the management of the private equity efforts at Ares. Before Ares, Mr. Serota served as a Vice President in the investment banking department at Bear, Stearns & Co. Inc. Prior to Bear Stearns, Mr. Serota was employed at Dabney/Resnick, Inc., where he specialized in merchant banking and capital raising activities for middle market companies and had primary responsibility for Dabney/Resnick’s bridge financing activities. Mr. Serota was also employed at Salomon Brothers Inc, where he focused on mergers and acquisitions and merchant banking transactions.

Mr. Serota is currently Chairman of the Board of CIFC Corp. (“CIFC”), a $15 billion asset management firm specializing in non-investment grade credit products.  Mr. Serota has been a member of the CIFC board since 2014. Mr. Serota also served as the Chairman of SandRidge Energy, Inc. since June 2013 until October 4, 2016 and as an independent director from March 2007 to October 4, 2016.  Mr. Serota has also served on numerous public and private company boards over his career.  Public company boards included: Exco Resources, Lyondell Basell Inc., WCA Waste Corp. and Douglas Dynamics, Inc.

Mr. Serota brings to the registrant’s board of directors over 25 years of experience as a principal investor, financial services professional, and operating executive. Mr. Serota holds an M.B.A. in Finance from Anderson Graduate School of Management at UCLA and a B.S. in Economics from The Wharton School at the University of Pennsylvania. Mr. Serota has no other relationships required to be disclosed per Item 401 of Regulation S-K.

As previously disclosed and as required by Nasdaq rules, the registrant will nominate for election at the registrant’s December 2016 annual meeting an additional independent director who is an audit committee financial expert.

Item 8.01 Other Events.

The registrant reiterates its previous guidance that GECM’s aggregate expense (including under the agreements disclosed in this report but excluding stock-based compensation charges) are expected to approximate 45 to 65 percent of GECM’s fee revenue and expense reimbursement from GECC.  There is no assurance that actual expenses will not be higher than currently expected in this forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

Pro Forma Financial Information

As a result of the transactions contemplated by the Subscription Agreement, the registrant will no longer consolidate GECC and will record its investment in GECC at fair value as permitted under Accounting Standards Codification 825, Financial Instruments.

Exhibits

The exhibit index following the signature page to this report is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2016

GREAT ELM CAPITAL GROUP, INC.

By:	/s/ James D. Wheat
James D. Wheat
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Subscription Agreement, dated as of June 23, 2016, by and among Great Elm Capital Corporation, Great Elm Capital Group and the investment funds signatory thereto (incorporated by reference to Exhibit 2.2 to the Form 8-K filed on June 27, 2016 by Full Circle Capital Corporation (File No. 814-00809))

10.2

Investment Management Agreement, dated as of September 27, 2016, by and between Great Elm Capital Corp. and Great Elm Capital Management (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on November 4, 2016 by Great Elm Capital Corp (File No. 814-01211))

10.3

Administration Agreement, dated as of September 27, 2016, by and between Great Elm Capital Corp. and Great Elm Capital Management (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 4, 2016 by Great Elm Capital Corp (File No. 814-01211))

10.4*	Asset Purchase Agreement, dated as of November 3, 2016, by and between GECC GP Corp. and MAST Capital Management LLC
10.5*	Cost Sharing Agreement, dated as of November 3, 2016, by and between Great Elm Capital Management, Inc. and MAST Capital Management, LLC
10.6*	Profit Sharing Agreement, dated as of November 3, 2016, by and between Great Elm Capital Management, Inc. and GECC GP Corp.
10.7*	Senior Secured Note, dated November 3, 2016, by GECC GP Corp. in favor of MAST Capital Management LLC
10.8*	Form of Performance Stock Award (1)
10.9*	Offer letter, dated November 3, 2016 by Great Elm Capital Management, Inc. to Peter A. Reed (1)
10.10

Amended and Restated Registration Rights Agreement, dated as of November 4, 2016, by and among Great Elm Capital Corp., the registrant, and the MAST Funds named therein (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on November 4, 2016 by Great Elm Capital Corp (File No. 814-01211))

* Filed herewith

(1)                                 Management compensation arrangement